                                                                     EXHIBIT 1.1

                                                                [CONFORMED COPY]

                                12,000,000 SHARES

                             PARKER DRILLING COMPANY

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

LEHMAN BROTHERS INC.                                          September 14, 2000
JEFFERIES & COMPANY, INC.
RBC DOMINION SECURITIES CORPORATION
         As Representatives of the several
         Underwriters named in Schedule 1
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                  Parker Drilling Company, a Delaware corporation (the "Company"), proposes to sell 12,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.16 2/3 per share (the "Common Stock"), to the several Underwriters named in Schedule 1 hereto (the "Underwriters"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,800,000 shares of Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares."

                  This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement on Form S-3 (File No. 333-36498) with respect to various debt and equity securities of the Company, including the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission pursuant to Rule 415 under the Securities Act and (iii) has become effective under the Securities Act without amendment. No post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement. Copies of such registration statement have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement at the Effective Time, including all financial statements and exhibits and all documents incorporated or deemed incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 430A or Rule 434 of the Rules and Regulations, "Prospectus" means the prospectus dated May 25, 2000 filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, as supplemented by the Prospectus Supplement dated September 14, 2000 to such Prospectus, except that, subject to Section 5 below, if any revised prospectus or prospectus supplement shall be provided to the Representatives by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to the Prospectus as revised or supplemented by such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representatives for such use. Reference made herein to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of the Prospectus and incorporated by reference in the Prospectus.

                  (b) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission or are first used to confirm sales of the Shares, as the case may be, comply in all material respects with the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not, and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date or as of the first date of its use to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, each of the statements made in such documents within the coverage of Rule 175(b) of the Rules and Regulations was made or will be made by the Company with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                  (c) Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act.

                  (d) Each of the Company and its subsidiaries listed on
Schedule 2 hereto ("significant subsidiaries") (i) has been duly incorporated, organized or formed, as the case may be, (ii) is validly existing as a corporation, limited liability company or limited liability partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, (iii) has the corporate or similar power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and (iv) is duly qualified and is in good standing as a foreign corporation, limited liability company or limited liability partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"). The Company has no "significant subsidiaries" (as defined in Rule 405 of the Rules and Regulations) that are not listed on Schedule 2.

                  (e) Except as otherwise disclosed in the Prospectus, (i) there are no preemptive rights or outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, other than options to purchase Common Stock granted after June 30, 2000 pursuant to the Company's employee and non-employee director stock plans referred to in its latest audited consolidated financial statements, and (ii) there are no restrictions upon the transfer or voting of the Common Stock pursuant to the Company's certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of them are bound.

                  (f) All of the outstanding shares of capital stock of and all of the interests in each of the Company's significant subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each a "Lien"), except for Liens in favor of the lenders under the Company's revolving loan facility with a group of banks led by Bank of America (the "Credit Facility").

                  (g) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

                  (h) Neither the filing of the Registration Statement nor the offering and sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

                  (i) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus pursuant to Section 4(2) or Regulation D or S of the Securities Act.

                  (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute, or has become a party to or the subject of any material litigation, court or governmental action, investigation, order or decree, in any case otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock (except for issuances of Common Stock pursuant to employee benefit plans or upon exercise of employee or non-employee director stock options outstanding at June 30, 2000) or any material change in long-term or short-term debt of the Company and its subsidiaries considered as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, management, financial position, or stockholders' equity of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

                  (k) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or property is bound, the violation or default of which would have a Material Adverse Effect.

                  (l) All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized and, when issued and delivered to the Representatives against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (m) The execution and delivery of this Agreement and the issuance and delivery of the Shares by the Company, and the consummation of the transactions contemplated hereby will not (A)(i) require any consent, approval, registration, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained under the Securities Act and such as may be required under the Exchange Act, the securities or Blue Sky laws of the various states or the notice of issuance requirements of the New York Stock Exchange, Inc. ("NYSE")),
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other organizational documents of the Company or any of its subsidiaries or (iii) any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (B) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, except no representation is made as to any securities or anti-fraud law, rule or regulation or (C) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization (in the case of (A)(ii), (B) or (C), where such conflict, breach, default violation, imposition, suspension, termination or revocation would have a Material Adverse Effect).

                  (n) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (o) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (q) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

                  (r) This Agreement has been duly authorized, executed and delivered by the Company.

                  (s) PricewaterhouseCoopers LLP, who have certified certain financial statements included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the Rules and Regulations.

                  (t) The consolidated financial statements of the Company, together with related schedules and notes forming part of or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The selected financial information included in the Registration Statement and the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included therein. No other financial statements or schedules of the Company and its subsidiaries are required by the Exchange Act or the Securities Act to be included or incorporated by reference in the Registration Statement or Prospectus.

                  (u) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares or suspends the effectiveness of the Registration Statement or suspends the sale of the Shares in any jurisdiction in which the Shares are qualified pursuant to Section 5(h) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Shares or the effectiveness of the Registration Statement in any jurisdiction in which the Shares are qualified pursuant to Section 5(h) hereof; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity or the subject matter of this Agreement and the transactions contemplated hereby, or the performance by the Company of its obligations hereunder.

                  (v) Each of the Company and its subsidiaries has filed all federal, state and local foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown to be due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might reasonably be expected to have) a Material Adverse Effect.

                  (w) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or a company controlled by an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (x) Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

                  (y) Neither the Company, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (z) No relationship, direct or indirect, exists between or among any of the Company or its subsidiaries, on the one hand, and any of the directors, officers, stockholders, customers or suppliers of any of the Company or its subsidiaries, on the other hand, which is required to be described in the Prospectus which is not so described.

                  (aa) The Company and its subsidiaries have good title to all real property and personal property owned by them, free and clear of Liens, and valid and enforceable leases to all real property and personal property leased by them, except (i) as described in the Prospectus or (ii) as would not have a Material Adverse Effect.

                  (bb) Except as described in the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, trademark registrations, trade names, service marks, service mark registrations, copyrights, licenses inventions and trade secrets necessary for the conduct of their businesses, and the Company and its subsidiaries have no reason to believe that the conduct of the respective businesses of the Company and its subsidiaries will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, which conflict is reasonably likely to have a Material Adverse Effect.

                  (cc) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customarily obtained by businesses similarly situated. In the Company and its subsidiaries' reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their businesses. Neither the Company nor its subsidiaries have received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

                  (dd) The Company has not taken, directly or indirectly, any action designed to cause or result in or that constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of shares of Common Stock.

                  (ee) From the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company and its subsidiaries have not (i) issued any equity securities (except for issuances of Common Stock pursuant to employee benefit plans or upon exercise of employee or non-employee director stock options outstanding at June 30, 2000) or granted any options to purchase any equity securities, other than options to purchase Common Stock granted after June 30, 2000 pursuant to the Company's employee and non-employee director stock plans referred to in its latest audited consolidated financial statements, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (iii) entered into any transaction not in the ordinary course of business. The Company has not declared or paid any dividend on its capital stock since February 1987.

                  2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 12,000,000 Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to 1,800,000 Option Shares. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 4 hereof. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100 Share amounts. The price of both the Firm Shares and any Option Shares shall be $ 6.327 per Share.

                  The Company shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Delivery Date (as defined in Section 4 hereof), as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

                  3. Offering of Shares by the Underwriters. The several Underwriters agree to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

                  4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at such place as shall be determined by agreement between the Underwriters and the Company at 10:00 A.M., New York City time, on the fourth full Business Day (as defined in Section 15 hereof) following the date of this Agreement or at such other date as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full Business Days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York City, not later than 2:00 P.M., New York City time, on the Business Day prior to the First Delivery Date.

                  At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as the "Second Delivery Date," and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

                  Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Representatives in New York City, not later than 2:00 P.M., New York City time, on the Business Day prior to the Second Delivery Date.

                  5. Further Covenants and Agreements of the Company. The Company covenants and agrees with each Underwriter:

                  (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein and except for the filing of a Current Report on Form 8-K for the purpose of filing this Agreement with the Commission; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed, except such Current Report on Form 8-K, or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) To furnish promptly to Lehman Brothers Inc. an executed Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) the Prospectus and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                  (e) Prior to filing with the Commission any amendment to the Registration Statement, except for the Current Report referred to in Section 5(a) or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters in advance of any such filing and obtain the consent of the Representatives to the filing which consent shall not be unreasonably withheld or delayed;

                  (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (g) For a period of two years following the date of this Agreement, to furnish to the Representatives copies of all materials furnished by the Company to its security holders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automated quotation system upon which the Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act, or any rule or regulation of the Commission thereunder;

                  (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent to service of process;

                  (i) For a period of 90 days from the date hereof, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding notes, options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each executive officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of this Agreement, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

                  (j) To apply for the listing of the Shares on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

                  (k) To apply the net proceeds from the sale of the Shares as set forth in the Prospectus Supplement dated September 14, 2000, under the caption "Use of Proceeds."

                  6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing, filing, delivery and shipping of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky memorandum, if the preparation of such memorandum is requested by the Representatives (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show;
(i) the cost of printing certificates representing the Shares; (j) the costs and charges of any transfer agent or registrar; and (k) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

                  7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Shares for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to their satisfaction.

                  (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or in the opinion of counsel to the Underwriters, is material or omits to state a fact which, in the opinion of the Representatives or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel for the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit B hereto.

                  (e) Ronald C. Potter shall have furnished to the Representatives his written opinion, as counsel for the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit C hereto.

                  (f) Counsel for the Company in the jurisdictions in which the Company's significant subsidiaries have been incorporated or formed, other than Oklahoma or Delaware, shall have furnished to the Representatives their written opinion, as counsel for the Company, addressed to the Underwriters and dated such Delivery Date in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit D hereto.

                  (g) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (i) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (j) On each Delivery Date, there shall have been furnished to the Representatives a certificate, dated such Delivery Date and addressed to the Underwriters, signed on behalf of the Company by its Chief Executive Officer or Chief Operating Officer and its Chief Financial Officer, to the effect that (i) the representations, warranties and agreements of the Company contained in this Agreement are true and correct, as if made at and as of such Delivery Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to such Delivery Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened; (iii) the signers of said certificate have examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth; and (v) no event contemplated by subsection (k) of this Section 7 in respect of the Company shall have occurred.

                  (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or any material change in the long-term or short-term debt of the Company and its subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

                  (l) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (n) The Shares shall be duly listed, subject to notice of issuance, on the New York Stock Exchange.

                  (o) The Representatives shall have been furnished by the Company such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Company shall furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled, when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Delivery Date, by the Representatives. Any such cancellation shall be without liability of the Underwriters to the Company or any of its affiliates. Notice of such cancellation shall be given to the Company in writing, or by telephone and confirmed in writing.

                  8. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) Each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, and its officers, employees and directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each other person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this

Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and the fees and expenses of such separate counsel shall be paid by the indemnifying party). No indemnifying party shall, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties, which firm shall be designated by all the indemnified parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, the concession and reallowance figures appearing under the caption "Underwriting" in, the tenth paragraph appearing under the caption "Underwriting" and beginning with the words "[t]he Underwriters may purchase and sell shares" in, and the final paragraph appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the

Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  9. Defaulting Underwriters.

                  If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or defaulting Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other Underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other Underwriters satisfactory to the Underwriters do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages, including expenses paid by the Company pursuant to Section 6, caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in

Section 7(k), 7(l) or 7(m) shall have occurred or if the Underwriters shall decline to purchase the Shares for any other reason permitted under this Agreement.

                  11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement to be performed by it, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall collectively pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to
Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  12. Notices. Any notice, consent, request, instruction, approval and other communication provided for herein shall be in writing, shall be personally delivered or sent by mail or facsimile transmission and shall be deemed validly given, made or served (i) on the date on which it is delivered personally with receipt acknowledged, (ii) five Business Days after it is sent by registered or certified mail (receipt requested and postage prepaid), (iii) one Business Day after it is sent by overnight commercial express delivery service against receipt or (iv) on the same Business Day when sent before 5:00 P.M., recipient's time (and on the next Business Day when sent after 5:00 P.M., recipient's time) by facsimile transmission, transmission confirmed. Such notices shall be in writing, and

                           (a) if to the Company, such notice shall be addressed to Parker Drilling Company at 8 East Third Street, Tulsa, Oklahoma, 74103, Attention: Chief Financial Officer (Fax: 918/631-1253); and

                           (b) if to the Underwriters, such notice shall be addressed to the Representatives in care of Lehman Brothers Inc., Three World Financial Center, 11th Floor, New York, New York 10285-1100,
         Attention: Syndicate Department (Fax: 212/526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, New York 10285;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

                  13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  15. Definition of the Term "Business Day." For purposes of this Agreement, "business day" means any day on which the NYSE is open for trading.

                  16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

                  17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  19. Consent. The Underwriters acknowledge that Vinson & Elkins L.L.P., which will be acting as counsel to the Company in connection with the offer and sale of the Shares, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to such firm's so acting as counsel to the Company.

                  20. Entire Agreement. This Agreement, including the schedules and exhibits, constitutes the whole of the agreement of the parties as to the subject matter, superseding any prior or contemporaneous conversations, negotiations or writings on the subject matter. It can be amended only in writing signed by the parties.

                  If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                       Very truly yours,

                                       PARKER DRILLING COMPANY

                                       By:       /s/ James J. Davis
                                          --------------------------------------
                                          Name:  James J. Davis
                                          Title: Senior Vice President - Finance
                                                 and Chief Financial Officer

Accepted:

LEHMAN BROTHERS INC.
JEFFERIES & COMPANY, INC.
RBC DOMINION SECURITIES CORPORATION

     For themselves and as
     Representatives of the
     several Underwriters
     named in Schedule 1 hereto

By: LEHMAN BROTHERS INC.


By:         /s/ J.E. Saxton, Jr.
   ------------------------------------
         Authorized Representative


Name:         J.E. Saxton, Jr.
     ----------------------------------


Title:     Senior Vice President
      ---------------------------------

                                    EXHIBIT A

LEHMAN BROTHERS INC.                                          September 14, 2000
JEFFERIES & COMPANY, INC.
RBC DOMINION SECURITIES CORPORATION
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") dated September 14, 2000, among Parker Drilling Company, a Delaware corporation (the "Company"), and Lehman Brothers Inc., Jefferies & Company, Inc. and RBC Dominion Securities Corporation, as Representatives of the several Underwriters (as defined therein), relating to an underwritten public offering (the "Offering") of common stock, par value $.16 2/3 per share (the "Common Stock") of the Company.

         In consideration of the execution of the Underwriting Agreement by the Representatives, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the Underwriting Agreement.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from our obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                      Yours very truly,


                                      ------------------------------------


                                      Print Name:
                                                 -------------------------

                                    EXHIBIT B

                        OPINION OF VINSON & ELKINS L.L.P.

                  1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties.

                  2. The Shares have been duly authorized and, when issued and delivered to the Representatives against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any statutory preemptive or, to the knowledge of such counsel, similar rights.

                  3. The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to incur and perform its obligations thereunder. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  4. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

                  5. The execution and delivery of this Agreement and the issuance and delivery of the Shares by the Company and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained under the Act and such as may be required under the securities or Blue Sky laws of the various states or the notice of issuance requirements by the NYSE) and will not conflict with or constitute a breach under the terms or provisions of, or a default under, (A) the charter or by-laws of the Company or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is (i) filed as an exhibit to the Registration Statement, (ii) filed as an exhibit to a report that is filed pursuant to the Exchange Act and incorporated by reference in the Prospectus or (iii) identified to counsel by the Company as material to the Company and its subsidiaries, taken as a whole, or (C) to the knowledge of counsel, violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its subsidiaries (except, in the case of clause (C), such conflict or violation that would not have a Material Adverse Effect and except for federal or state securities or Blue Sky laws as to which such counsel does not express an opinion in this paragraph).

                  6. The Company is not, and after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  7. The statements under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of legal matters or documents referred to therein, are accurate in all material respects.

                  8. The Registration Statement has become effective under the Securities Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to such counsel's knowledge, pending before or threatened by the Commission.

                  9. The Registration Statement and the Prospectus (except the financial statements, supporting schedules and other information of a financial or statistical nature included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act. In passing upon the form of the Registration Statement and the Prospectus, such counsel may assume the correctness and completeness of statements made therein.

                  10. Each of the following entities: [significant subsidiaries of the Company in the State of Texas] has been duly incorporated, organized or formed, as the case may be, is validly existing as a corporation, limited liability company or limited liability partnership, as the case may be, is in good standing under the laws of the State of Texas and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement or the Prospectus, as amended or supplemented (except to the extent specified in this opinion), nothing has come to the attention of such counsel (relying as to materiality to a certain extent upon the officers and the other representatives and the Company) that causes such counsel to believe that as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and schedules and the other financial and statistical data contained therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of the date hereof, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and schedules and the other financial and statistical data contained therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering this opinion, counsel has (i) relied in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials and (ii) assumed that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine.

                                    EXHIBIT C

                           OPINION OF RONALD C. POTTER

                  1. Each of the Company's significant subsidiaries listed on
Schedule 2 hereto and incorporated or organized in the State of Oklahoma or Louisiana ("Significant Subsidiaries") has been duly incorporated, organized or formed, as the case may be, is validly existing as a corporation, limited liability company or limited liability partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties.

                  2. Each of the Company and each Significant Subsidiary is duly qualified and is in good standing as a foreign corporation, foreign limited liability company or foreign limited liability partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                  3. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights.

                  4. All of the outstanding shares of capital stock of each of the Company's corporate subsidiaries and all of the interests in its limited liability company and limited liability partnership subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any Lien (other than Liens to secure obligations under the Credit Facility).

                  5. To such counsel's knowledge after due inquiry, neither the filing of the Registration Statement nor the offering and sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

                  6. To such counsel's knowledge neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or property is bound, the violation or default of which would have a Material Adverse Effect.

                  7. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective properties are or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement or the Prospectus, as amended or supplemented (except to the extent specified in his opinion), nothing has come to the attention of such counsel that causes such counsel to believe that as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and schedules and the other financial and statistical data contained therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of the date hereof, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and schedules and the other financial and statistical data contained therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering this opinion, counsel has (i) relied in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials (ii) relied upon certificates of public officials insofar as the opinions in paragraph 1 relate to the laws of the State of Louisiana and insofar as the opinions in paragraph 2 involve laws other than the laws of the State of Oklahoma and (iii) assumed that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine.

                                    EXHIBIT D

                            OPINION OF NEVADA COUNSEL

                  Each of the following entities: [significant subsidiaries of the Company in the State of Nevada] has been duly incorporated, organized or formed, as the case may be, is validly existing as a corporation, limited liability company or limited liability partnership, as the case may be, is in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties.

                                   SCHEDULE 1

                              LIST OF UNDERWRITERS

                                                                                      NUMBER OF
UNDERWRITERS                                                                            SHARES
------------                                                                         ----------

Lehman Brothers Inc.............................................................      6,696,000
Jefferies & Company, Inc........................................................      2,232,000
RBC Dominion Securities Corporation.............................................      2,232,000
A.G. Edwards & Sons, Inc........................................................        120,000
Fahnestock & Co. Inc............................................................        120,000
Fidelity Capital Markets,
   a division of National Financial Services LLC................................        120,000
Johnson Rice & Company L.L.C....................................................        120,000
Edward D. Jones & Co., L.P......................................................        120,000
Legg Mason Wood Walker, Incorporated............................................        120,000
Raymond James & Associates, Inc.................................................        120,000

                                    TOTAL.......................................     12,000,000


                                       1-1

                                   SCHEDULE 2

                        LIST OF SIGNIFICANT SUBSIDIARIES

SIGNIFICANT SUBSIDIARY                                               JURISDICTION OF INCORPORATION / ORGANIZATION
----------------------                                               --------------------------------------------

Parker Drilling Company of Oklahoma, Incorporated                                     Oklahoma

Parker Technology, Inc.                                                               Oklahoma

Parker Drilling Company International Limited                                         Nevada

Parker Drilling Company of New Guinea, Inc.                                           Oklahoma

Parker Drilling Company North America, Inc.                                           Nevada

Choctaw International Rig Corp.                                                       Nevada

Quail Tools, L.L.P.                                                                   Oklahoma

Parker Drilling Offshore USA, L.L.C.                                                  Oklahoma

Parker Drilling U.S.A. Ltd.                                                           Nevada

Parker Drilling Offshore Corporation                                                  Texas

DGH, Inc.                                                                             Texas

Parker Technology, L.L.C.                                                             Louisiana


                                       2-1